SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934



Check the appropriate box:

[ ]  Preliminary Information Statement       [ ]  Confidential, For Use of the
                                                  Commission Only (as permitted
[X]  Definitive Information Statement             by Rule 14c-5(d)(2))


                           U.S. TELESIS HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of the transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

=                           U.S. TELESIS HOLDINGS, INC.
                               1165 VIA VERA CRUZ
                          SAN MARCOS, CALIFORNIA 96025

To the stockholders of U.S. Telesis Holdings, Inc.

         U.S. Telesis Holdings, Inc., a Delaware corporation (the "COMPANY") has obtained the written consent of stockholders holding a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock of the Company on May 6, 2005 (the "CONSENT'). The Consent provides that (a) the Certificate of Incorporation of the Company shall be amended and restated (the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION") to (1) change the name of the Company to Catcher Holdings, Inc.; (2) provide for a 1 for 7.2 reverse stock split in respect of the Company's issued and outstanding Common Stock (the "REVERSE SPLIT"); and (3) otherwise to amend and restate the Company's certificate of incorporation; and (b) set the number of members of the Board of Directors of the Company (the "BOARD OF DIRECTORS") at five (5) members, elect three (3) directors and permit those three directors to fill the remaining two vacancies on the Board of Directors by appointing an additional two directors. Additionally, these proposals have been approved by the Board of Directors as of May 5, 2005.

         The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent of the Company's stockholders pursuant to Section 228(e) of the Delaware General Corporation Law. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Amended and Restated Certificate of Incorporation, the Reverse Split, the setting the number of members of the Board of Directors at five and the filling of the vacancies created by the increase in the number of directors, and no meeting of the Company's stockholders will be held or proxies or consents solicited from the Company's stockholders in connection with those matters since they have already been approved by the requisite written consent of the holders of a majority of its issued and outstanding capital stock.

         Under the rules of the Securities and Exchange Commission, the Amended and Restated Certificate of Incorporation, Reverse Split and the increase in the number of directors cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.


                                      By order of the Board of Directors

                                      /s/ Ira Tabankin
                                      ----------------------------------------
                                      Director

                           U.S. TELESIS HOLDINGS, INC.
                               1165 VIA VERA CRUZ
                          SAN MARCOS, CALIFORNIA 96025

                           --------------------------

                              INFORMATION STATEMENT

         This Information Statement is being furnished to the stockholders of U.S. Telesis Holdings, Inc., a Delaware corporation ("UST" or the "COMPANY"), at the direction of the Company's Board of Directors (the "BOARD OF DIRECTORS"). It is furnished in connection with the written consent of stockholders of UST (the "CONSENT") holding a majority of all of the issued and outstanding shares of Common Stock and Series A Preferred Stock of UST on May 6, 2005 without a meeting pursuant to Section 228(e) of the Delaware General Corporation Law ("DGCL"). The Consent provides that (a) the Certificate of Incorporation of the Company shall be amended and restated (the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION") to (1) change the name of UST to Catcher Holdings, Inc.; (2) provide for a 1 for 7.2 reverse stock split in respect of UST's issued and outstanding Common Stock (the "REVERSE SPLIT"); and (3) otherwise to amend and restate the Company's certificate of incorporation; and (b) set the number of members of the Board of Directors at five (5) members, elect three (3) directors and permit those three directors to fill the remaining two vacancies on the Board of Directors by appointing an additional two directors.

         The Consent was given as a condition subsequent to the consummation of the acquisition by the Company of all of the outstanding shares of common stock and series A preferred stock of Catcher, Inc., a Delaware corporation ("CATCHER") through a series of stock purchases with the shareholders of Catcher (the "ACQUISITION"), pursuant to which Catcher became a wholly-owned subsidiary of the Company. In connection with the Acquisition, the Company acquired (i) all of the issued and outstanding shares of common stock of Catcher in exchange for an aggregate of 34,911,900 shares of authorized, theretofore unissued shares of common stock, $.001 par value, of the Company (the "COMMON STOCK"), (ii) all of the issued and outstanding series A preferred stock of Catcher in exchange for 733,778 shares of authorized, theretofore unissued shares of Series A Preferred Stock, $.001 par value, of the Company (the "SERIES A PREFERRED STOCK") (the terms of which Series A Preferred Stock were designated by the Board of Directors by an Amended and Restated Certificate of Designation filed by the Company with the Delaware Secretary of State on May 3, 2005 and which Series A Preferred Stock shall have the right to vote on an as-converted basis for 42,265,613 shares of Common Stock until the effectiveness of the Reverse Split). In addition, the Company assumed Catcher's obligations under Catcher's issued and outstanding warrants to purchase Catcher's common stock to issue an aggregate of 32,402,600 shares of Common Stock to the warrant holders. On May 10, 2005, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K with required exhibits describing the Acquisition.

         Upon   effectiveness  of  the  Amended  and  Restated   Certificate  of
Incorporation, the authorized capital stock of the Company shall remain 50,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share. The Amended and Restated Certificate of Incorporation includes the designation of the Series A Preferred Stock which was issued to the preferred stockholders of Catcher in exchange for their shares of Catcher's Series A Preferred Stock and "blank check" preferred stock which may be issued in one or more series and have the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by the Board of Directors. Upon the effectiveness of the Reverse Split, all but one share of the outstanding Series A Preferred Stock shall automatically convert to Common Stock at a conversion ratio of 8 shares of Common Stock for each share of Series A
Preferred Stock, such conversion ratio of 8 for one as adjusted from 57.6 for one to account for the Reverse Split.

         This Information Statement is being mailed on or about June 3, 2005 to holders of record of the Company's Common Stock and Series A Preferred Stock as of May 15, 2005. This Information Statement constitutes notice of corporate action without a meeting by the unanimous written consent of the Company's stockholders pursuant to Section 228(e) of the DGCL.

             WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU
                ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT

             The date of this Information Statement is June 3, 2005.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO US AT 1165 VIA VERA CRUZ, SAN MARCOS, CALIFORNIA 96025. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

VOTING

         On the date hereof, there are 47,736,900 shares of Common Stock issued and outstanding and 733,778 shares of Series A Preferred Stock issued and outstanding. Each holder of Common Stock is entitled to cast one vote, in person or by proxy, for each share of Common Stock held by such holder. As provided for in the Certificate of Designation, prior to the Reverse Split each holder of Series A Preferred Stock is entitled to vote on as "as-converted" basis equal to
57.6 shares of Common Stock for each share of Series A Preferred Stock held. Following the Reverse Split, each share of Series A Preferred Stock (except for one share) will automatically convert to 8 shares of Common Stock.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock and Preferred Stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Company's officers and directors; (iii) the Company's officers and directors as a group; and (iv) the Designated Directors who will replace the Company's current directors immediately following the Closing.

         As used in the table below, the term "BENEFICIAL OWNERSHIP" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

----------------------------------------------------------------------------------------------------------------------
 NAME OF STOCKHOLDER        COMMON STOCK AND        PERCENT OF         COMMON STOCK       PERCENT OF COMPANY COMMON
                          PREFERRED STOCK (P)     COMPANY COMMON    BENEFICIALLY OWNED     STOCK FOLLOWING REVERSE
                           PRIOR TO REVERSE       STOCK PRIOR TO    FOLLOWING REVERSE               SPLIT
                              SPLIT (1)           REVERSE SPLIT        SPLIT (2)
----------------------------------------------------------------------------------------------------------------------
Ira Tabankin*               16,072,855(3) (P)         25.2%            2,232,333                    17.86%
----------------------------------------------------------------------------------------------------------------------
Charles Sander* **          16,072,855(4) (P)         25.2%            2,232,341                    17.86%
----------------------------------------------------------------------------------------------------------------------
Robert Prag                  4,996,752(5) (P)          9.7%              699,994                     5.56%
----------------------------------------------------------------------------------------------------------------------
Nicholas Rigopulos*          1,406,125                 2.9%              195,296                     1.56%
----------------------------------------------------------------------------------------------------------------------
Hayden                       3,150,000(6) (P)          6.1%              437,500                     3.50%
Communications, Inc.
----------------------------------------------------------------------------------------------------------------------
Kai Hansen                   3,150,000(7) (P)          6.1%              437,500                     3.50%
----------------------------------------------------------------------------------------------------------------------
Agile Partners, LP           9,359,200(8)             16.4%            1,299,889                    10.40%
----------------------------------------------------------------------------------------------------------------------
Sandor Advisors LLC          7,200,000(9)             13.1%            1,000,000                     7.99%
----------------------------------------------------------------------------------------------------------------------
John Lemak                   8,400,000(10)           14.96%            1,166,667                     9.33%
----------------------------------------------------------------------------------------------------------------------
London Family Trust          7,199,200(11)            13.1%              999,889                     7.99%
----------------------------------------------------------------------------------------------------------------------
Attractor Capital            5,039,200(12)            9.55%              699,889                     5.60%
Fund I, LLC
----------------------------------------------------------------------------------------------------------------------
Raleigh Ralls                3,599,600(13)             7.0%              499,945                     4.00%
----------------------------------------------------------------------------------------------------------------------
All Current Executive       33,551,835                  42%            4,659,977                    37.28%
Officers and
Directors as a group
(Tabankin, Sander and
Rigopulos)
----------------------------------------------------------------------------------------------------------------------
All Officers and            32,145,710            40.24%       4,464,681                        35.72%
Directors following
the effectiveness of
the Consent (Tabankin
and Sander)
----------------------------------------------------------------------------------------------------------------------

* Current Officer or Directors

** Director Nominee

(P)  Indicates a holder of Series A Preferred Stock.

(1) Assumes Series A Preferred Stockholders (indicated with a (P) have converted their Preferred Stock into common stock.

(2) Assumes conversion of all but one share of the Series A Preferred Stock following the Reverse Split.

(3) Based upon Mr. Tabankin's current ownership of 279,042.625 shares of Series A Preferred Stock

(4) Based upon Mr. Sander's current ownership of 279,042.625 shares of Series A Preferred Stock

(5) 3,819,902 shares of Common Stock are beneficially owned by Robert Prag by virtue of his ownership of 66,317.75 shares of Series A Preferred Stock. 1,176,850 shares of Common Stock are owned directly by Robert Prag.

(6) Based upon the ownership by Hayden Communications, Inc. of 54,687.5 shares of Series A Preferred Stock

(7) Based upon Mr. Hansen's ownership of 54,687.5 shares of Series A Preferred Stock

(8) Based upon the ownership by Agile Partners, L.P. of 4,679,600 shares of Common Stock and a Series A Warrant to purchase 2,339,800 shares of Common Stock and a Series B Warrant to purchase 2,339,800 shares of Common Stock.

(9) Based upon the ownership by Sandor Capital Master Fund, LP of 3,600,000 shares of Common Stock and a Series A Warrant to purchase 1,800,000 shares of Common Stock and a Series B Warrant to purchase 1,800,000 shares of Common Stock.

(10) Based upon (a) the ownership by Mr. Lemak of 720,000 shares of Common Stock and a Series A Warrant to purchase 360,000 shares of Common Stock and a Series B Warrant to purchase 360,000 shares of Common Stock and (b) the ownership by Sandor Capital Master Fund, LP of 3,600,000 shares of Common Stock and a Series A Warrant to purchase 1,800,000 shares of Common Stock and a Series B Warrant to purchase 1,800,000 shares of Common Stock.

(11) Based upon the ownership by the London Family Trust of 3,599,600 shares of Common Stock and a Series A Warrant to purchase 1,799,800 shares of Common Stock and a Series B Warrant to purchase 1,799,800 shares of Common Stock.

(12) Based upon the ownership by Attractor Capital Fund I, LLC of 2,519,600 shares of Common Stock and a Series A Warrant to purchase 1,259,800 shares of Common Stock and a Series B Warrant to purchase 1,259,800 shares of Common Stock.

(13) Based upon Mr. Ralls' ownership of 1,799,800 shares of Common Stock and a Series A Warrant to purchase 899,900 shares of Common Stock and a Series B Warrant to purchase 899,900 shares of Common Stock.

THE REVERSE SPLIT; CHANGE OF NAME AND AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

In connection with the Acquisition, and as a condition subsequent to the Acquisition, shareholders representing a majority of the shares of Common Stock and Series A Preferred Stock executed the Consent. The Consent provides that the Certificate of Incorporation shall be (1) amended to change the name of the Company to Catcher Holdings, Inc.; (2) amended to provide for the Reverse Split and (3) otherwise amended and restated in the form attached to the Consent.

The Amended and Restated Certificate of Incorporation in the form recommended by the Board of Directors and adopted by the Stockholders pursuant to the Consent effects the following changes and is attached as EXHIBIT A to this Information
Statement:

o CHANGES OF NAME. To more easily identify the Company with Catcher, the name of the Company will be changed to Catcher Holdings, Inc.

o THE REVERSE SPLIT. In the Amended and Restated Certificate of Incorporation, Article Fourth is amended to effect the Reverse Split by providing that each 7.2 shares of Common Stock and Series A Preferred Stock outstanding on May 15, 2005 is combined and reclassified as one share of issued and outstanding Common Stock and Series A Preferred Stock, respectively. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock or New Series A Preferred Stock. Upon the effectiveness of the Reverse Split, all but one share of the Series A Preferred Stock shall convert to Common Stock on an 8-for-one basis (such conversion ratio as adjusted to account for the Reverse Split).

o    OTHER AMENDMENTS EFFECTED BY THE AMENDED AND RESTATED CERTIFICATE OF

         SERIES A PREFERRED STOCK

         An  Amended  and  Restated  Certificate  of  Designation,  Preferences,
Limitations and Relative Rights of Series A Convertible Preferred Stock was filed with the Delaware Secretary of State on May 3, 2005 (the "CERTIFICATE OF DESIGNATION") which certificate designated the rights and preferences of the Series A Preferred Stock. The Amended and Restated Certificate of Incorporation incorporates the designation of the Series A Preferred Stock.

         The holders of Series A Preferred Stock are entitled to vote together with the holders of Common Stock on all matters that come before the stockholders of the Company. However, the holders of Series A Preferred Stock vote on an "as converted basis." Prior to the Reverse Split, pursuant to the Certificate of Designation, each share of Series A Preferred Stock converted to
57.6 shares of Common Stock of the Company. Effective after the Reverse Split and as reflected in the Amended and Restated Certificate of Incorporation, the holders of Series A Preferred Stock automatically convert to 8 shares of Common Stock of the Company. In addition, while an of the Series A Preferred Stock is outstanding, the holders of a majority of the Series A Preferred Stock outstanding have the right to appoint one of the five directors of the Company.

         Under the terms of the Certificate of Designation and as incorporated into the Amended and Restated Certificate of Incorporation, effective immediately following the Reverse Split, each of the issued and outstanding shares of Series A Preferred Stock shall automatically convert to 8 shares of Common Stock, except for one share of Series A Preferred Stock which is designated as a Founder's Share. The Founder's Share shall automatically convert to Common Stock on the third anniversary of the effectiveness of the Reverse Split or the date on which the Ira Tabankin (the "Founder") holds less than 5% of the issued and outstanding shares of Common Stock of the Company.

         PERPETUAL EXISTENCE

         A new article FIFTH is added to clarify that the Company shall have perpetual existence.


ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

         AS OF THE ACQUISITION

         Immediately prior to the Acquisition, the Board of Directors consisted of two members -- Nicholas Rigopulos and Jules Benge Prag IV. Mr. Rigopulos served as President and Chief Executive Officer and Chief Financial Officer and Jules Benge Prag IV acted as Secretary of the Company. In connection with the Acquisition, Mr. Rigopulos resigned as President and Chief Executive Officer and Jules Benge Prag IV resigned as a Director and as Secretary. The Board of Directors, by written consent dated May 5, 2005, elected Ira Tabankin, the President and sole director of Catcher, as a Director and as Secretary of the Company and Charles Sander as President and Chief Executive Officer of the Company.

         FOLLOWING THE ACQUISITION

         The Consent executed by a majority of the shareholders of the Company as a condition subsequent to the Acquisition provides that (a) the number of members of the Board of Directors shall equal at least five members, (b) that Nicholas Rigopulos shall be removed as a member of the Board of Directors and that Ira Tabankin, Charles Sander and Cathal Flynn shall be elected as three of the five members of the Board of Directors. Mr. Flynn is the only director with no material relationship with the Company that would interfere with the exercise of independent judgment. Those three directors are authorized to appoint the additional two directors without obtaining the approval of the shareholders of the Company to serve until the next annual meeting of the shareholders of the Company. Following the effectiveness of the Consent. Mr. Rigopulos will resign as the Chief Financial Officer of the Company. The Company has not yet determined who will be appointed the new Chief Financial Officer of the Company.

         Set forth below is certain information with respect to the individuals to be named director of the Company following the Acquisition and twenty days following the delivery of this Information Statement to the shareholders of the Company and executive officers of the Company following the Acquisition:

NAME                          AGE          POSITION

Ira Tabankin                   55     Director and Secretary of the Company. Mr.
                                      Tabankin is also Chief Technical Officer and Chairman of the Board of Catcher, the Company's subsidiary

Charles Sander                 56     Director and President and Chief Executive
                                      Officer. Mr. Sander will also be elected as President and Chief Executive Officer of Catcher, the Company's subsidiary

Rear Admiral (Retired)         66     Director
Cathal Flynn


         The following is a brief description of the business background of each of the named executive officers and directors of the Company:

         CHARLES SANDER, DIRECTOR AND PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Sander has more than 30 years' experience in the aviation security/operations arena. From June 2002 until joining Catcher and the Company, Mr. Sander was Vice President and Partner at Unisys Corporation's Global Transportation Unit where he headed Unisys' Airports business practice in the development and marketing of aviation products and services. From September 2000 to June 2002, Mr. Sander was Vice President for Aviation Sales at Scanz Communications, Inc. From March 1998 to September 2000, Mr. Sander was first an Executive Account Manager and, in December of 1999, Regional Director, Aviation Sales for TYCO/ADT Security Services, Inc. having launched Tyco's aviation security group. Mr. Sander started his professional career as a military air traffic controller and also held the position of BWI airport general manager. Mr. Sander will also serve as President and Chief Executive Officer of Catcher.

         IRA TABANKIN, DIRECTOR AND SECRETARY. Mr. Tabankin has more than 30 years' experience developing and launching new products for such companies as SHARP Electronics, NovAtel Communications, Robert Bosch and Cadence Design Services. Prior to founding Catcher in 2005, Mr. Tabankin was President and Chief Executive Officer of LCM Technologies, Inc., a company he founded in 2004 for purposes of developing the CATCHERTM device. From July 2002 until founding LCM Technologies, Inc. in 2004, Mr. Tabankin was an independent consultant for his own company, IJT Consulting through which he provided consulting services to various clients. From February of 1999 to July 2002, Mr. Tabankin was Chief Strategic Officer of ScanZ Communications, Inc. Mr. Tabankin will also serve as the sole director, Chairman and Chief Technical Officer of Catcher.

         REAR ADMIRAL CATHAL FLYNN, DIRECTOR. Admiral Flynn began his naval career in 1960. In 30 years of active service, he served mainly in areas of naval special warfare, joint special operations, measures to combat terrorism, and international security affairs. Promoted to Rear Admiral in 1985, he served successively as Commander, Naval Security and Investigative Command (and concurrently as Assistant Director of Naval Intelligence for Counterintelligence and Anti-terrorism), Director of Plans and Policy, US Special Operations Command, and Deputy Assistant Secretary of Defense for Special Operations. After retiring in 1990, Rear Admiral Flynn joined Science Applications International Corporation. He concurrently served on committees of the National Research Council and the Defense Science Board. From 1993 to 2000, Rear Admiral Flynn was the Associate Administrator for Civil Aviation Security in the Federal Aviation Administration. Since early 2001, Admiral Flynn has acted as an independent consultant to numerous clients, in the area of civil aviation security. From 2001 to 2002, Admiral Flynn was a consultant to Argenbright Security, Inc, and was a non-voting member of the Board of that company. Since December 2004, Admiral Flynn has been a member of the Advisory Board of Isonics, Inc.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

         Currently, the Board of Directors has no separate audit, nominating and corporate governance or compensation committees and acts as such as an entire board. The Company intends to form an audit committee, a compensation committee and a nominating and corporate governance committee. The members of the Committee have yet to be determined.

         During the year ended December 31, 2004, and during the three months ended March 31, 2005, the Board of Directors of the Company held no meetings and took action by written consent on four occasions. Catcher was incorporated on April 20, 2005. Accordingly, no meetings of the Board of Directors of Catcher by written consent or otherwise were held during the year ended December 31, 2004 or during the three months ended March 31, 2005.

EXECUTIVE COMPENSATION

         The Company does not currently have employment agreements with any of its current directors or officer. The Company's current directors do not presently receive any compensation for their services as directors.

         Messrs. Tabankin and Sander each have written employment agreements with Catcher. The employment agreements for Messrs. Tabankin and Sander provide for a base annual salary of $216,000, $250,000 respectively. The Employment Agreements have a three-year initial term. Each of the agreements has a limited termination-for-cause provision and a post-employment non-competition/non-solicitation clause, effective unless the agreement is terminated by the Company without cause or if the employee resigns for good reason (as such terms are defined in the employment agreements). The non-competition/non-solicitation period for Messrs. Sander and Tabankin is two years. The agreements also provide severance benefits unless employment is terminated for "cause" (as defined in the employment agreements) or the employment agreement is not renewed at the election of the employee. The severance period for Messrs. Tabankin and Sander is the longer of two years or the period remaining in the employment agreement at the time of termination or non-renewal.

         Mr. Tabankin's employment agreement also provides that if Mr. Tabankin's employment is terminated without "cause," or if Mr. Tabankin resigns for "good reason," as those terms are defined in the employment agreement, or if the employment agreement expires and is not renewed at the election of Catcher, then, in addition to his other remedies, Mr. Tabankin will have the right to receive a running royalty of one percent (1%) of the Company's gross revenues from the sale of the CATCHER(TM) device (the "Royalty") during each of the three
(3) years following such termination or expiration of the employment agreement. However, if Mr. Tabankin's employment agreement expires and is not renewed at the election of the Company, Mr. Tabankin's right to the Royalty is conditioned upon him electing, within ten (10) days after receiving notice of non-renewal from Catcher, whether to permit the Company to repurchase his capital stock in the Company at par value or to receive the Royalty. The Royalty, if any, will be paid quarterly by the Company within thirty (30) days following the end of each calendar quarter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         HAYDEN COMMUNICATIONS, INC. Catcher entered into a Consulting Agreement with Hayden Communications, Inc. dated as of May 1, 2005 for a period of twelve
(12) months at a fee of $5,000 per month plus reimbursement of certain expenses. The agreement may be terminated by either party at the six-month anniversary. On a ongoing basis, Hayden Communications will develop, implement, and maintain an ongoing stock market support system for the Company with the general objective of expanding awareness among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications. Hayden Communications, Inc. was a shareholder of Catcher whose shares were acquired by the Company in the Acquisition.

         THE DEL MAR CONSULTING GROUP, INC. Catcher entered into a Consulting Agreement with The Del Mar Consulting Group, Inc. ("DCG") for a period of twelve
(12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. A principal of The Del Mar Consulting Group, Inc. is Robert Prag, a shareholder in the Company. DCG will perform the following services: (1) review business plans, strategies, mission statements budgets, proposed transactions and other plans; (2) assist the Company in preparing for press conferences and other forums involving the media; (3) maintain an awareness of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in ways to communicate appropriate information regarding such plans, strategy and personnel to the media; and (4) provides analysis to test whether business plans and strategies have a sound foundation with assumptions that are realistic and achievable. DCG was a shareholder of Catcher whose shares were acquired by the Company in the Acquisition.

         KAI HANSEN. Catcher entered into a Consulting Agreement with Kai Hansen for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. The agreement may be terminated by either party at the six-month anniversary. Mr. Hansen will facilitate the Company's marketing, PR and presentation requirements, including the development of all marketing and related media materials used to promote the CATCHER(TM) device including website, brochures, training materials, and press releases. Mr. Hansen was a shareholder of Catcher whose shares were acquired by the Company in the Acquisition.

LEGAL PROCEEDINGS

         No current officer, director, affiliate or person known to the Company to be the record or beneficial owners of in excess of 5% of the Common Stock, or any person known to be an associate of any of the foregoing, is a party adverse to Company or has a material interest in any material pending legal proceeding.

         No current officer, director, affiliate or person known to Catcher to be the record beneficial owner of in excess of 5% beneficial ownership of Catcher, or any person known to be an associate of any of the foregoing, is a party adverse to Catcher or has a material interest in any material pending legal proceeding.



                       DOCUMENTS INCORPORATED BY REFERENCE

            The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), are incorporated by reference herein:

         (i) Current Report on Form 10-QSB for the period ended March 31, 2005 filed May 16, 2005 with the SEC

         (ii)   Current Report on Form 8-K filed May 10, 2005 with the SEC

         (iii)  Current Report on Form 8-K filed May 9, 2005


                                   By order of the Board of Directors


                                   /s/ Ira Tabankin
                                   -------------------------------------
                                   Ira Tabankin
                                   Director

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           U.S. TELESIS HOLDINGS, INC.

                  U.S. Telesis Holdings, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is August 26, 1997.

         2. The Board of Directors on May 2, 2005 duly adopted resolutions setting forth a proposed amended and restated certificate of incorporation of the Corporation, declaring said amendment and restatement to be advisable and calling for it to be submitted to the stockholders of the Corporation for consideration thereof and that thereafter, pursuant to such resolutions of the Board of Directors, the stockholders adopted such amended and restated articles of incorporation.

         3. The certificate of incorporation shall be amended and restated in its entirety as follows:

                  FIRST:   The name of the Corporation is Catcher Holdings, Inc.

                  SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400 Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Fifty One Million (51,000,000) shares of which Fifty Million (50,000,000) shares shall be common stock, par value $.001 per share (the "COMMON STOCK"), and One Million (1,000,000) shares shall be preferred stock, par value $.001 per share (the "PREFERRED STOCK").

Effective as of May 15, 2005 (the "Effective Time"), all shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") and all shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time ("Old Series A Preferred Stock") shall hereby be combined and reclassified (the "Reverse Split") without any action on the part of the holder thereof, as follows: every 7.2 shares of Old Common Stock shall be combined and reclassified as one share of issued and outstanding Common Stock ("New Common Stock") and every 7.2 shares of Old Series A Preferred Stock shall be combined and reclassified as one share of issued and outstanding Preferred Stock ("New Series A Preferred Stock"). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock or New Series A Preferred Stock.

Each holder of Old Common Stock and Old Series A Preferred Stock shall be entitled to receive a certificate representing the number of whole shares of New Common Stock or New Series A Preferred Stock into which such Old Common Stock and Old Series A Preferred Stock is reclassified.

                  The designations, powers, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Preferred Stock, and other series of Preferred Stock, and the Common Stock are as follows:

                            SERIES A PREFERRED STOCK

                  1. DIVIDENDS AND LIQUIDATION.

                  The holders of Series A Preferred Stock shall have the same rights as the holders of Common Stock with respect to dividends and upon liquidation dissolution, or winding up of the affairs of the Corporation.

                  2. VOTING RIGHTS.

                  a. In addition to the rights provided by law or in the Corporation's By-laws, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 3 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. The holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as if one class.

                  b. In addition to the other rights specified in this Section 2, until the conversion of the Founder's Share after the Conversion Date into one share of Common Stock, the holders of a majority of the shares of Series A Preferred Stock outstanding, voting separately as one class, shall at all times have the special and exclusive right to elect one director of the Board; provided that, should the By-Laws of the Corporation require or permit more than 5 directors, the majority of the shares of Series A Preferred Stock outstanding shall have the right to elect one director for each group of 5 seats on the Board or fraction thereof over the 5 seats the Board had immediately after the Conversion Date. In any election of directors by the Series A Preferred Stock pursuant to this Section 2(b), each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 2(b). The special and exclusive voting rights of the holders of Series A Preferred Stock contained in this Section 2(b) may be exercised either at a special meeting of the holders of Series A Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected pursuant to this Section 2(b) shall serve for terms extending from the date of their election and qualification until their successors shall have been elected and qualified. If at any time any directorship to be filled by the holders of Series A Preferred Stock pursuant to this Section 2(b) has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on him or her, then any holder of Series A Preferred Stock may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation relating to Series A Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of electing directors as provided in this Section 2(b), the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the voting power of the Series A Preferred Stock then outstanding shall be required to constitute a quorum of the Series A Preferred Stock for such election. A vacancy in the directorships to be elected by the holders of Series A Preferred Stock pursuant to this Section 2(b) may be filled only by vote or written consent in lieu of a meeting of the holders of at least a majority of the voting power of the Series A Preferred Stock.

                  3. CONVERSION INTO COMMON STOCK.

                  a. Upon the terms set forth in this Section 3, each holder of each share of Series A Preferred Stock shall have the right, at such holder's option, at any time after the effective date of the reverse stock split and from time to time thereafter, to convert such preferred share into fully paid and nonassessable shares of Common Stock, subject to adjustment as outlined below.

                  Each share of Series "A" Preferred Stock is convertible into 8 shares of the Company's common stock. In the event the Company shall, at any time prior to the expiration of this conversion and prior to the exercise thereof: (i) declare or pay to the holders of the common stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its common stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or
(iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; then, upon subsequent exercise of this conversion, the holder thereof shall receive, in addition to or in substitution for the shares of common stock to which he would otherwise be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation or merger or transfer, which he would have been entitled to receive had he exercised this conversion prior to the happening of any of the foregoing events.

                  The holder of any shares of Series A Preferred Stock may exercise the conversion right pursuant to this Section 3(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common

Stock are to be issued. Conversion shall be deemed to have been effected on the Conversion Date.

                  b. Upon the terms set forth in this Section 3, each share of Series A Preferred Stock issued prior to May 15, 2005, shall automatically be converted to fully paid and non-assessable common shares of the Corporation pursuant to the terms of the Acquisition, except for the Founder's Share which shall be automatically converted on the occurrence of the earlier of (x) the third anniversary of the Conversion Date or (y) the date on which the Founder holds less than 5% of the issued and outstanding shares of Common Stock.

                  c. As promptly as practicable after the conversion of any shares of Series A Preferred Stock into Common Stock under Section 3(a) or (b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 3(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the rights of the holder of the shares of Series A Preferred Stock so converted shall cease on such Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  d. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of such Series A Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of i) the price of one share of Common Stock as determined in good faith by the Board and ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                  4. DEFINITIONS.

                  As used herein, the following terms shall have the following meanings:

                  (i) "ACQUISITION" shall mean the acquisition of all of the capital stock of Catcher, Inc. by the Corporation pursuant to that certain Stock Purchase Agreement dated May, 2005.

                  (ii) "BOARD" shall mean the Board of Directors of the Corporation.

                  (iii) "CONVERSION DATE" shall mean the earlier of the date when such delivery for conversion is made as set forth in Section 3(a), or upon the effective date of the Reverse Stock Split, if applicable.

                  (iv) "FOUNDER" shall mean Mr. Ira J. Tabankin.

                  (v) "FOUNDER'S SHARE" shall mean one share of Series A Preferred Stock issued to and designed as such by the Founder.

                  (vi) "REVERSE STOCK SPLIT" shall mean the reverse stock split of Common Stock as approved by the stockholders in connection with the Acquisition.

                  5. NOTICE.

                  Any notice required to be given to the holders of Series A Preferred Stock shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully paid, and addressed to the holder of record at the address of record of the holder. Any notice to the Corporation shall be in writing and shall be deemed to have been given only upon actual receipt thereof.

                        OTHER SERIES OF PREFERRED STOCK

                  1. GENERAL AUTHORITY.

                  Other series of Preferred Stock may be issued from time to time by the Board as shares of one or more series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting stock of the Corporation voting as one class. Subject to the limitations set forth herein and any limitations prescribed by law, the Board is expressly authorized, prior to issuance of any series of Preferred Stock other than Series A Preferred Stock, to fix by resolution or resolutions providing for the issue of any series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and the designation, relative powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series other than Series A Preferred Stock. Pursuant to the foregoing general authority vested in the Board, but not in limitation of the powers conferred on the Board thereby and by the General Corporation Law of the State of Delaware, the Board is expressly authorized to determine with respect to each series of Preferred Stock other than Series A Preferred Stock:

                  (i) The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board, but not below the number of shares of such series then outstanding, or may be increased by the Board unless otherwise provided in creating such series) constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Five Hundred Thousand (500,000);

                  (ii) the rate or amount and times at which, and the preference and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                  (iii) The rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

                  (iv) The full or limited voting right, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

                  (v) The times, terms, and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions, and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                  (vi) The rights, if any, of holders of shares of such series or of the Corporation to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms, and conditions applicable to such conversion or exchange;

                  (vii) The limitation, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, common stock or any other class or shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

                  (viii) The conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

                  (ix) The obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

                  (x) The  rights of the  shares of such  series in the event of
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation; and

                  (xi) Any other relative powers, preferences, and participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of shares of such series, in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended, or the General Corporation Law of the State of Delaware as then in effect. All series of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board and all shares of each series of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board.

                  2. DIVIDEND, VOTING, LIQUIDATION.

                  Subject to all of the rights of the Preferred Stock and except as may be expressly provided with respect to the Series A Preferred Stock herein, by law or by the Board pursuant to this Article Fourth:

                  (i) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

                  (ii) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                  (iii) upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                  COMMON STOCK

                  Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets legally available therefor and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of the holders of the Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation as provided in a certificate of designation filed with the Delaware Secretary of State.

                  FIFTH: The Corporation is to have perpetual existence.

                  SIXTH: ADDITIONAL POWERS OF BOARD OF DIRECTORS. The Board of Directors shall have power, without stockholder action, to make bylaws for the Corporation and to amend, alter, or repeal any bylaws.

                  The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and perform all such acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this certificate of incorporation and of the bylaws of the Corporation.

                  SEVENTH: VOTING BY BALLOT. Elections of Directors need not be by ballot unless the bylaws of the Corporation provide otherwise.

                  EIGHTH: LIMITED LIABILITY OF DIRECTORS. Except for monetary damages from: (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii)



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

any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any act for which liability is imposed pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit, and except as otherwise provided or as hereafter may be provided by the Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and the provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this ___ day of _______ 2005.


                                         U.S. Telesis Holdings, Inc.

                                         By:
                                             --------------------------------
                                             Name:
                                             Title:





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